Exhibit 4.5.9

Australian Security Trust Deed
(Project H)

HA Funding Pty Limited

ACN 117 549 498

and

BNP Paribas

MLC Centre Martin Place Sydney New South Wales 2000 Australia

Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000

www.freehills.com DX 361 Sydney

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE

Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference WGG:LGR:36G

1

	6.17	Exclusions of law where permitted	20
	6.18	Independent decisions by Beneficiaries	20
	6.19	Variation	21
	6.20	Additional matters	21

7	Termination of Security Trustee’s appointment		21
	7.1	Termination of appointment	21
	7.2	Assurances	22
	7.3	Appointment of successor Security Trustee	22

8	Changes to Beneficiaries and Security Providers		23
	8.1	Transfers by Beneficiaries	23
	8.2	Transfer by a Security Provider	23

9	Savings provisions		23
	9.1	Continuing indemnities	23
	9.2	Non-avoidance	23
	9.3	Exclusion of moratorium	24

10	Meetings of Beneficiaries		24
	10.1	Meetings	24
	10.2	Meeting on application	24
	10.3	Notice of meeting	24
	10.4	Who may attend and address meeting	25
	10.5	Quorum	26
	10.6	Chair	26
	10.7	Voting and decisions	26
	10.8	Votes	26
	10.9	Objection to voter’s qualification	27
	10.10	Proxies and other powers	27
	10.11	Proxy and other instruments	27
	10.12	Adjournments	28
	10.13	Declaration by chair of voting	28
	10.14	Manner of poll	28
	10.15	Poll on election of chair or question of adjournment	28
	10.16	Minutes	28
	10.17	Passing of resolutions by instrument in writing	29

11	Amendments to this deed		29
	11.1	Amendment by the Security Trustee	29
	11.2	Amendment with consent	29
	11.3	Distribution of amendments	30

12	General		30
	12.1	Performance by Security Trustee of obligations	30
	12.2	Transaction Party to bear cost	30
	12.3	GST	30
	12.4	Notices	30
	12.5	Governing law and jurisdiction	31

2

12.6	Prohibition and enforceability	31
12.7	Waivers	32
12.8	Variation	32
12.9	Cumulative rights	32
12.10	Consents of Security Trustee	32
12.11	Limited recourse of Security Provider	32
12.12	Counterparts	33
12.13	Attorneys	33
12.14	Appointment of agent for service of process	33

3

This security trust deed

is made on 21 December 2005 between the following parties:

1                                        HA Funding Pty Limited
ACN 117 549 498
of Level 6, 10 Dorcas Street, South Melbourne, Victoria
(Company)

2                                        BNP Paribas
ABN 23 000 000 117
of Securitisation CAA 05 B1, 3 rue d’Antin, 75 078 Paris Cedex 02, France
(Security Trustee)

Recitals

A.                                  The Company has or will grant the Securities to secure the due and punctual performance, observance and fulfilment of its obligations under the Transaction Documents and the payment in full of the Secured Moneys to the Beneficiaries.

B.                                    The Security Trustee will hold, among other things, all its right, title and interest in, to and under the Securities on trust for the Beneficiaries on the terms of this deed.

This deed witnesses

that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

1                                        Definitions and interpretation

1.1                               Definitions

In this deed:

Amount Owing means, in respect of a Beneficiary at any time, the Secured Moneys of that Beneficiary at that time;

Attorney means an attorney appointed under any Security;

Beneficiary means:

(a)                                 any Finance Party or Secured Party (as defined in a Transaction Document or in a Security (directly or indirectly)) from time to time;

(b)                                any Hedge Counterparty;

(c)                                 any Noteholder;

Business Day means:

(a)                                 for the purposes of clause 12.4, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

(b)                                for all other purposes, a day on which banks are open for business in Melbourne, Sydney and London excluding a Saturday, Sunday or public holiday;

Charge means the security created under the Company Charge over all of the assets of the Company;

Collateral Security means any present or future Encumbrance, Guarantee or other document or agreement created or entered into by a Transaction Party or any other person as security for, or to credit enhance, the payment of any of the Secured Moneys;

Company Charge means the deed entitled “Australian Borrower Charge (Project H)” dated on or about the date of this deed between SPV Orphan and the Security Trustee;

Controller has the meaning given to the word “controller” in the Corporations Act, but as if “charge” included any Security, and includes a Receiver;

Corporations Act means the Corporations Act 2001 (Cth);

Default means:

(a)                                 an Event of Default; or

(b)                                a Potential Event of Default;

Default Notice has the meaning given in clause 6.7(a)(1);

Designated Rating Agency means each internationally recognised rating agency which has been requested by the Company to rate any Notes issued by the Company from time to time;

Determination Date means the date on which the first of the following occurs:

(a)                                 the Security Trustee appoints a Controller under a Security;

(b)                                the Security Trustee otherwise enforces a Security;

(c)                                 any other event agreed in writing to be an event for the purposes of this paragraph (c) by the Majority Beneficiaries and the Security Trustee;

Dollars, A$ and $ means the lawful currency of the Commonwealth of Australia;

Encumbrance means an interest or power:

(a)                                 reserved in or over an interest in any asset, including any retention of title; or

(b)                                created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes any agreement to grant or create any of the above;

Event of Default means an Event of Default as defined in any Transaction Document;

Exposure means at any time in respect of a Beneficiary (but without double counting) the sum of its commitment or facility limit (however described) under the Transaction Documents (as determined by the Security Trustee) and the

Realised Swap Loss and Potential Close-out Amount (if any) of that Beneficiary and any Related Body Corporate of that Beneficiary;

Extraordinary Decision in relation to the Beneficiaries or a class of Beneficiaries means:

(a)                                 a resolution passed at a meeting of the Beneficiaries or a class of Beneficiaries (as the case may be) duly convened and held in accordance with the provisions contained in this deed by a majority consisting of not less than 75% of the votes cast thereat; or

(b)                                a resolution in writing pursuant to clause 10 signed by all the Beneficiaries or all of the class of Beneficiaries (as the case may be);

Fee Letter means any fee letter entered into between the Security Trustee and the Company relating to the Security Trustee’s duties under this deed;

Finally Paid means, in respect of the Secured Moneys or any other monetary liability, satisfaction of the following conditions:

(a)                                 payment or satisfaction of it in full; and

(b)                                during the 6 month period from and including the day after the payment or satisfaction, no person, including a Transaction Party, liquidator, provisional liquidator, administrator, official manager, trustee in bankruptcy, receiver, receiver and manager, other controller (as defined in the Corporations Act) or similar official, exercises a right to recoup or claim repayment of any part of the amount paid or satisfied, whether under the laws of preferences, fraudulent dispositions or otherwise;

Financial Contract means any contract, agreement or arrangement or derivative or treasury product which is, or is similar to, or has similar effect in relation to its subject matter to, a futures contract (as defined in the Corporations Act), a forward exchange rate contract, a currency swap, an interest rate swap, a forward interest rate swap, an interest rate hedge, a swap or a currency hedge;

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

GST means the goods and services tax levied under the GST Act;

GST Act means a New Tax System (Goods and Services Tax) Act 1999 (Cth);

Guarantee means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

(a)                                 to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)                                to indemnify any person against the consequences of default in the payment of; or

(c)                                 to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person;

Hedge Arrangement means a Financial Contract to which a Security Provider is a party;

Hedge Counterparty means any provider of a Hedge Arrangement (other than a Security Provider);

Interest Expense means interest and amounts in the nature of, or having a similar purpose or effect to, interest and includes:

(a)                                 discount on a bill of exchange or other instrument;

(b)                                fees and amounts incurred on a regular or recurring basis, such as line fees; and

(c)                                 capitalised amounts of the same or similar name to the foregoing;

Majority Beneficiaries means at any time, one or more Beneficiaries whose aggregate Shares are more than 75%;

Note means any note, bond or other debt security issued by the Company from time to time;

Noteholder means any person who holds a Note from time to time;

Officer means:

(a)                                 in relation to the Company, any Authorised Signatory of it under and as defined in the Bridge Facility Agreement; and

(b)                                in relation to the Security Trustee, any officer, as that expression is defined in the Corporations Act, of the Security Trustee or any person who is duly authorised by the Security Trustee to act on its behalf or any attorney appointed from time to time by the Security Trustee;

Potential Close-out Amount means at any time in relation to a Hedge Counterparty the amount which, if the Hedge Arrangements to which that Hedge Counterparty is a party were closed out at that time, would be owed to that Hedge Counterparty under those Hedge Arrangements;

Potential Event of Default means a Potential Event of Default as defined in any Transaction Document;

Power means, any right, power, authority, discretion or remedy conferred on the Security Trustee, a Controller or an Attorney by any Transaction Document or any applicable law;

Realised Swap Loss means at any time in relation to a Hedge Counterparty the amount (if any) payable by a Security Provider to the Hedge Counterparty under the Hedge Arrangement which has been closed out or terminated; the amount is to be calculated on the basis specified in the Hedge Arrangement;

Receiver means a receiver or receiver and manager appointed under a Security or any Transaction Document;

Recovered Moneys means the aggregate amount received or recovered by the Security Trustee under the Transaction Documents or under clauses 2.5 or 4.2 on or after the Determination Date;

Related Body Corporate means a “related body corporate” as that expression is defined in section 50 of the Corporations Act;

Secured Moneys means all debts and monetary liabilities of the Transaction Parties to the Beneficiaries or the Security Trustee on any account under or in relation to any Transaction Document and in any capacity, irrespective of whether the debts or liabilities:

(a)                                 are present or future;

(b)                                are actual, prospective, contingent or otherwise;

(c)                                 are at any time ascertained or unascertained;

(d)                                are owed or incurred by or on account of a Transaction Party alone or severally or jointly with any other person;

(e)                                 are owed to or incurred for the account of any Beneficiary or the Security Trustee, alone, or severally, or jointly with any other person;

(f)                                   are owed to any other person as agent (whether disclosed or not) for or on behalf of a Beneficiary or the Security Trustee;

(g)                                are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(h)                                are owed to or incurred for the account of a Beneficiary directly or as a result of:

(1)                                 the assignment or transfer to a Beneficiary of any debt or liability of a Transaction Party (whether by way of assignment, transfer or otherwise); or

(2)                                 any other dealing with any such debt or liability;

(i)                                    are owed to or incurred for the account of a Beneficiary or the Security Trustee before the date of this deed or before the date of any assignment of this deed to any Beneficiary or the Security Trustee by any other person or otherwise; or

(j)                                    comprise any combination of the above;

Secured Property means the property subject to a Security;

Security means, at any time, each of the following which has been granted at that time:

(a)                                 any Encumbrance entered into by or granted in favour of the Security Trustee (as trustee under this deed) or the benefit of which the Security Trustee acquires after the date of this deed as security for, among other things, the payment of any of the Secured Moneys (including the Company Charge);

(b)                                any Collateral Security;

(c)                                 any other document which the Security Trustee and the Company agree at any time, now or in the future, is a Security for the purposes of this deed;

Security Provider means a person who has granted a Security and includes, on the date of this deed, the Company;

Share means, in respect of a Beneficiary at any time, the Secured Moneys plus (without double counting any amount) the Exposure of that Beneficiary at that time expressed as a percentage of the aggregate Secured Moneys plus (without double counting any amount) the aggregate Exposures of all Beneficiaries at that time;

Special Decision means a resolution passed at a meeting of Beneficiaries in accordance with, or a resolution or decision of Beneficiaries otherwise made in accordance with, clause 10, in each case by the Majority Beneficiaries;

Statement means a statement referred to in clause 3.2(a)(1);

Subsidiary means a subsidiary as defined in section 46 of the Corporations Act;

Tax means:

(a)                                 any tax, levy, charge, impost, duty, fee, deduction or withholding; or

(b)                                any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by a Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above;

Transaction Document means:

(a)                                 this deed;

(b)                                a Security;

(c)                                 any other Transaction Document as defined in a Security (directly or indirectly);

(d)                                any Hedge Arrangement;

(e)                                 any Note and any document or agreement embracing the rights of Noteholders in respect of a Note; or

(f)                                   any Fee Letter;

(g)                                any other document which the Security Trustee and the Company agree, now or in the future, is a Transaction Document for the purposes of this deed,

or any document or agreement entered into or given under any of the above;

Transaction Party means:

(a)                                 a Security Provider; or

(b)                                any other borrower, guarantor or obligor now or in the future, howsoever described or defined in a Transaction Document;

Trust Fund means:

(a)                                 the sum of $10 referred to in clause 2.1;

(b)                                all right, title and interest of the Security Trustee under the Securities and the other Transaction Documents (other than, in the case of other Transaction Documents, those held in a personal capacity) including all money recovered under them (whether on enforcement or otherwise) including all Recovered Moneys;

(c)                                 all money paid to the Security Trustee under this deed; and

(d)                                all other property acquired by the Security Trustee and intended to be held for the benefit the Beneficiaries on the trusts of this deed; and

wilful default means, in relation to the Security Trustee, a wilful and intentional failure of the Security Trustee to comply with any of its obligations under the Transaction Documents other than a failure which:

(a)                                 arises as a result of a failure by a person other than the Security Trustee to comply with a Transaction Document or as a result of a Default;

(b)                                arises due to a lack of proper or complete instructions or directions being given to the Security Trustee under and in accordance with this deed; or

(c)                                 is in accordance with a court order or direction or otherwise required by law.

1.2                               Interpretation

In this deed, headings and bold type are for convenience only and do not affect the interpretation of this deed and, unless the context requires otherwise:

(a)                                 words importing the singular include the plural and vice versa;

(b)                                words importing a gender include any gender;

(c)                                 other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(d)                                an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)                                 a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)                                   a reference to a clause, party, annexure or schedule is a reference to a clause of, and a party, annexure and schedule to, this deed and a reference to this deed includes any annexure and schedule;

(g)                                a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)                                a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)                                    a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(j)                                    a reference to a party to any document includes that party’s successors and permitted assigns;

(k)                                 a covenant or agreement on the part of 2 or more persons binds them jointly and severally;

(l)                                    a reference to an agreement other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(m)                              a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(n)                                a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(o)                                no provision of this deed may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision;

(p)                                a reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:

(1)                                 which ceases to exist; or

(2)                                 whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and

(q)                                references to time are to Sydney time.

1.3                               Inclusive expressions

Specifying anything in this deed after the words “include” or “for example” or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.4                               Business Day

(a)                                 Subject to clause 1.4(b) or any provision to the contrary in any Transaction Document, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

(b)                                If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Days in the same calendar month or, if none, the preceding Business Day, and interest (if applicable) must be adjusted accordingly.

1.5                               Charge

(a)                                 The parties agree that all amounts payable by the Company to the Security Trustee on any account under or in accordance with this deed are Secured Moneys for the purposes of the Charge.

(b)                                If there is any inconsistency between this deed and the Charge, this deed will prevail.

1.6                               Limited recourse

(a)                                  Subject to clause 1.6(d) but despite any other provision of this deed, the Company is only obliged to pay any amount otherwise payable under or in relation to this deed to the extent that the amount can be satisfied out of the Secured Property.

(b)                                 Subject to clause 1.6(d) but despite any other provision of this deed, the Security Trustee must not:

(1)                                 take any action against the Company personally to recover any part of the Secured Moneys which cannot be recovered out of the Secured Property; or

(2)                                 levy execution or bring any other proceedings (other than to enforce a Transaction Document) against any property of the Company which does not form part of the Secured Property to recover any part of the Secured Moneys.

(c)                                  Clause 1.6(b) operates as a covenant not to sue and not as a release, and may be pleaded in bar to any action brought in breach of it.

(d)                                 Nothing in this clause 1.6 affects the right of the Security Trustee or the liability of the Company with respect to fraud, gross negligence or wilful misconduct by the Company.

2                                        Declaration of trust

2.1                               Holding of Trust Fund on trust

The Security Trustee declares that it holds the sum of $10 in Sydney and will hold the Trust Fund, on trust for the Beneficiaries from time to time on the terms of this deed.

2.2                               Name

The trust established under this deed is to be known as the “HA Funding Security Trust”.

2.3                               Period

The trust established under this deed commences on the date of this deed and, unless terminated at an earlier date, terminates on the earlier of:

(a)                                 the eightieth anniversary of the date of this deed; and

(b)                                the date on which all the Securities have been fully and finally discharged according to their terms (or, if discharged at different times, the date on which the last is fully and finally discharged) and all Recovered Moneys have been distributed in accordance with this deed.

2.4                               Trust Account

The Security Trustee must promptly credit the sum of $10 referred to in clause 2.1 to a bank account in Sydney or in any other place the Beneficiaries, by Special Decision, agree.

2.5                               Payment of Secured Moneys

(a)                                 Each Security Provider must pay the Secured Moneys due by it in accordance with the Transaction Documents and each other obligation under which the Secured Moneys are payable.

(b)                                Each Security Provider must pay the Secured Moneys to the Security Trustee as and when it is due for payment and each Security Provider acknowledges its indebtedness to the Security Trustee in respect of the Secured Moneys.

(c)                                 Clause 2.5(b) is an additional, independent and separate obligation to any obligation of a Security Provider to pay to a Beneficiary the Secured Moneys of the Beneficiary in a Transaction Document or otherwise, but:

(1)                                 payment by any Security Provider to the Security Trustee of any such Secured Moneys which are Finally Paid operates in satisfaction of the obligation of the Security Provider to pay the amount to the Beneficiary; and

(2)                                 payment by any Security Provider to a Beneficiary in accordance with the Transaction Documents of any Secured Moneys of the Beneficiary which are Finally Paid operates in satisfaction of the obligation of the Security Provider to pay the amount to the Security Trustee.

(d)                                Nothing in clause 2.5(b) affects or derogates from a Security Provider’s obligations to pay Secured Moneys to a Beneficiary (subject to clause 2.5(c)(1) and 2.5(c)(2)).

(e)                                 Any Secured Moneys paid to a Beneficiary or the Security Trustee by a Security Provider are paid as money secured by the Securities.

3                                        Determination of Secured Moneys

3.1                               Determination of Secured Moneys

To determine the Secured Moneys of a Beneficiary on any date for the purposes of this deed:

(a)                                 amounts in a foreign currency must be translated into Dollars at the rate of exchange determined by the Beneficiary as that rate of exchange at which the Beneficiary could have, on that date, purchased from another person in the normal course of business in dealing with currencies that amount of foreign currency with Dollars;

(b)                                any liability which is contingent must be included at its face value; and

(c)                                 Interest Expense due but unpaid and Interest Expense accrued but not yet due must be included.

3.2                               Details of Secured Moneys

(a)                                 The Security Trustee may at any time request a Beneficiary to provide, and the Beneficiary must then, within a reasonable time, provide:

(1)                                 a statement signed by an Officer of the Beneficiary setting out the Secured Moneys owing to that Beneficiary at the date of the statement or as at any other date requested by the Security Trustee; and

(2)                                 any information the Security Trustee reasonably requests in respect of the calculation of the amounts referred to in clause 3.2(a)(1).

(b)                                The information provided under clause 3.2(a) must include full details of how the Beneficiary has applied the provisions of clause 3.1 in calculating the amounts referred to in clause 3.2(a)(1).

(c)                                 As between the Security Trustee and the Beneficiaries, the Security Trustee may rely on a Statement given by a Beneficiary as sufficient evidence of its contents and the respective amounts of Secured Moneys owing to the Beneficiary as at the date set out in the Statement unless the contrary is proved.

(d)                                Any Statement is binding on all Beneficiaries, subject to any contrary determination by the Security Trustee, for the purposes of determining the Share of each Beneficiary under this deed as at the date of the Statement.

(e)                                 If a Beneficiary does not provide a Statement, the Security Trustee may determine the Secured Moneys owing to that Beneficiary and issue an alternative Statement which will be taken as the Statement for that Beneficiary for the purposes of this clause 3.2.

4                                        Receipt of money

4.1                               Money not forming part of Recovered Moneys

(a)                                 Where any Transaction Document permits or requires money to be placed to the credit of a suspense account:

(1)                                 in order to preserve the rights to prove in the bankruptcy or liquidation of any person; or

(2)                                 because amounts are contingently due or for any other reason,

that money will not, unless otherwise decided by all the Beneficiaries, form part of the Recovered Moneys until, in accordance with the terms of the Transaction Documents, the money is paid to or for the account of the Security Trustee or one or more Beneficiaries (at which time it becomes Recovered Moneys).

(b)                                Where money is placed in a suspense account referred to in clause 4.1(a), any interest earned and credited to the account is Recovered Moneys.

4.2                               Receipt of money after Determination Date

(a)                                 Subject to clause 4.2(b), if, after the Determination Date, a Beneficiary receives (whether by way of voluntary or involuntary payment or by way of set-off, combination or amalgamation of accounts or otherwise) any Secured Moneys, the Beneficiary must within a reasonable time notify the Security Trustee.

(b)                                Clause 4.2 does not apply to money received by a Beneficiary from the Security Trustee under this deed.

(c)                                 A Beneficiary who receives an amount referred to in clause 4.2(a) must pay the amount to the Security Trustee within 5 Business Days of receiving it.

(d)                                An amount paid under clause 4.2(c) is to be:

(1)                                 regarded as having been received by the Security Trustee and not by the Beneficiary who receives it; and

(2)                                 distributed by the Security Trustee as Recovered Moneys.

(e)                                 If a Beneficiary who makes a payment referred to in clause 4.2(c) is obliged to refund any part of that amount under laws relating to insolvency or liquidation or similar events, then:

(1)                                 on request from the Security Trustee, each party to which any part of the payment was distributed must repay to the Security Trustee the amount received by that party and the Security Trustee must pay to that Beneficiary the amount it is required to refund; and

(2)                                 any balance is Recovered Moneys.

5                                        Sharing between Beneficiaries

5.1                               Pre Determination Date payments

(a)                                 If, before the Determination Date, a Beneficiary directs the Security Trustee to demand payment from a Security Provider of Secured Moneys which are then due and payable to the Beneficiary, the Security Trustee must promptly make that demand.

(b)                                On receipt of any money from that Security Provider, the Security Trustee holds it on trust for the Beneficiary who made the request and must pay the full amount received to that Beneficiary or as otherwise required by a Transaction Document.

(c)                                 Subject to the Transaction Documents, if, before the Determination Date, the Security Trustee otherwise receives any Secured Moneys due and payable to a Beneficiary, it must promptly pay that money to that Beneficiary.

(d)                                A demand or payment under clause 5.1(a) is not required for money to be made payable or for any enforcement action (including appointment of a Controller or declaring that money is due and payable) under the Transaction Documents, as long as the money is payable or the enforcement action can be taken under the Transaction Documents.

5.2                               Sharing after Determination Date

(a)                                 The Recovered Moneys must, as between the Security Trustee and each Security Provider, be applied by the Security Trustee in accordance with the Security under which it is recovered (including in accordance with this deed if the Security so requires).

(b)                                The Recovered Moneys available for distribution in or towards payment or repayment of the Secured Moneys (after payment out of the Recovered Moneys of any amounts which, under a Security, are required to be paid out of those Recovered Moneys before any distribution is made in or towards payment or repayment of the Secured Moneys) must be applied by the Security Trustee in accordance with any written agreement between all of the Beneficiaries at the time that agreement is made and the Security Trustee at that time but, in the absence of any such agreement, then in the following order of priority:

(1)                                 first, in or towards payment of any money due to the Security Trustee in its capacity as security trustee under the Transaction Documents;

(2)                                 second, pari passu and rateably, in or towards payment or repayment to each Beneficiary of its Share (calculated as at the date of the distribution) of the Secured Moneys (calculated as at the date of the distribution) until each Beneficiary has received its Secured Moneys in full.

(c)                                 Clause 5.2(b) is for the benefit of the relevant Beneficiaries only and no other party may claim any benefit under it.

(d)                                An agreement effected under clause 5.2(b) is binding on all Beneficiaries even if they become Beneficiaries after that agreement is effected.

6                                        Security Trustee’s rights and responsibilities

6.1                               Security Trustee entitled to exercise all rights

Subject to this deed, the Security Trustee:

(a)                                 is entitled to exercise all Powers under the Securities (including those Powers conferred on trustees generally by statute and those conferred on trustees generally by law or equity in respect of the Securities) as if the Security Trustee were the sole beneficial owner of the Securities; and

(b)                                may in its absolute discretion determine:

(1)                                 whether or not to take any steps to enforce a Security or to otherwise seek to recover any money payable under a Security; and

(2)                                 the manner of the enforcement (including the terms of any sale under a Security and the identity of any Controller appointed under a Security).

6.2                               Instructions and extent of discretion

(a)                                 Subject to the other terms of this deed, and except in respect of amounts due to the Security Trustee in its personal capacity, in exercising its Powers under a Security, the Security Trustee:

(1)                                 must act in accordance with the instructions (if any) of the Majority Beneficiaries; or

(2)                                 in the absence of any such instructions, may (but is not obliged to) act as it thinks fit in the best interests of the Beneficiaries.

(b)                                Each Beneficiary authorises the Security Trustee to give any consent and do anything else necessary or appropriate for it to give effect to any instructions given in accordance with this deed.

(c)                                 Any action taken by the Security Trustee in accordance with this deed is binding, as between the Security Trustee and the Beneficiaries, on all the Beneficiaries.

(d)                                Despite any other provision of this deed, the Security Trustee is not obliged to take any action under this deed or a Security or exercise any Power until it is first indemnified to its satisfaction in accordance with clause 6.15 or otherwise.

6.3                               Exercise of Powers to waive or amend

The Security Trustee:

(a)                                 must not, in its capacity as trustee, waive breaches of, or any Default under, or otherwise excuse the performance of any obligation of a Transaction Party under, a Transaction Document without the prior instructions of the Majority Beneficiaries or as otherwise provided in a Transaction Document;

(b)                                must exercise or refrain from exercising a Power and must waive or excuse performance of a Security if so instructed:

(1)                                 by the Majority Beneficiaries; or

(2)                                 where a Transaction Document provides for such instructions from the Beneficiaries on a different basis, from the Beneficiaries on that basis;

(c)                                 must not amend or vary any Transaction Document unless instructed to do so by:

(1)                                 the Majority Beneficiaries; or

(2)                                 where a Transaction Document provides for such instructions from the Beneficiaries on a different basis, from the Beneficiaries on that basis; or

(3)                                 as otherwise provided in a Transaction Document,

but is not obliged to effect any such amendment or variation to the extent it would increase the personal liability of the Security Trustee or derogate from any of its rights under the Transaction Documents; and

(d)                                subject to the provisions of any relevant Transaction Document, must confer with the Beneficiaries before exercising a Power or giving any consent, approval or agreement or making any determination under a Transaction Document.

6.4                               Exercise of enforcement and other powers

(a)                                 The Security Trustee must, if so instructed by the Majority Beneficiaries and if to do so would be in accordance with the terms of the Transaction Documents:

(1)                                 give notice in writing to a Security Provider declaring that the relevant Secured Moneys are immediately due and payable;

(2)                                 appoint a Controller under a Security;

(3)                                 otherwise enforce or take steps to enforce a Security as directed in writing by the Majority Beneficiaries; or

(4)                                 do any one or more of the things in clauses 6.4(a)(1), 6.4(a)(2) and 6.4(a)(3).

(b)                                The Security Trustee must if entitled by law and the terms of the Transaction Documents to do so, appoint a Controller under the Corporations Act to a Security Provider if so instructed by the Majority Beneficiaries.

(c)                                 The Security Trustee must if entitled by law and the terms of the Transaction Documents to do so, appoint an administrator under the Corporations Act to a Security Provider if, but only if, instructed to do so by the Majority Beneficiaries.

(d)                                The Security Trustee must at any time after action under clause 6.4(a), (b) or (c) has been taken, do any other things it considers appropriate (or as instructed by the Majority Beneficiaries) to enforce the whole or any part of the Security in respect of which that first mentioned action was taken and to exercise its Powers under that Security.

(e)                                 The Security Trustee must, if so instructed by the Majority Beneficiaries, release or discharge:

(1)                                 any specified Security in full; or

(2)                                 all or any specified assets from any specified Security,

but otherwise must not release or discharge a Security unless required by law or by the express provisions of a Transaction Document to do so.

(f)                                   If the Security Trustee is directed by the Majority Beneficiaries in accordance with this clause 6.4 to appoint a Controller under a Security, it must appoint a Controller selected by the Majority Beneficiaries (subject to any instructions of the Majority Beneficiaries).

(g)                                A notice under clause 6.4(a)(1) is not required for money to be made payable or for any enforcement action (including appointment of a Controller or declaring that money is due and payable) under the Transaction Documents as long as the money is payable or the enforcement action can be taken under the Transaction Documents.

6.5                               Exercise of other ancillary powers

(a)                                 The Security Trustee:

(1)                                 is not responsible for, or liable to any person in respect of, any absence of, or defect in, title or for its inability to exercise any of its Powers under a Security arising from any absence of, or defect in, title; and

(2)                                 need not give notice to any person of the execution of any Security nor obtain any licence, consent or other authority for the execution of any Security and is not liable to any person for failure to do so.

(b)                                The Security Trustee:

(1)                                 may rely on any certificate, notice or other document (including any facsimile transmission or telegram) it believes to be genuine and correct and to have been signed or sent by or on behalf of the proper or authorised person or persons;

(2)                                 may rely on any advice or statements of solicitors, independent accountants or other experts selected by the Security Trustee with reasonable care; and

(3)                                 must place any Security, title document or other document, deed or certificate relating to a Security for the time being in its possession in any properly and safely maintained safe deposit, safe or receptacle selected by it, or with any bank or financial institution (including a Beneficiary) or person whose business includes undertaking the safe custody of documents, or with any lawyer or firm of lawyers, in any such case without being responsible, or liable, to any person for any loss occasioned by doing so.

6.6                               Right to appoint agent, delegates

(a)                                 The Security Trustee, instead of acting personally, may employ an agent to do any act required or permitted to be done under this deed or in relation to the Securities.

(b)                                The Security Trustee may:

(1)                                 delegate any of its Powers under this deed or in relation to the Securities, either wholly or partially or subject to any limitations or restrictions, to any person (including any Beneficiary) as it thinks fit, proper or appropriate in its absolute discretion if that delegate agrees to be bound by the terms of this deed as if it was a party to it;

(2)                                 for the purpose of any delegation under clause 6.6(b)(1), execute such powers of attorney or other instruments as it thinks proper; and

(3)                                 revoke any delegation under clause 6.6(b)(1) or power or instrument under clause 6.6(b)(2), from time to time.

(c)                                 No person dealing with the Security Trustee, or any delegate referred to in clause 6.6(b) is bound to enquire whether the delegation remains in force.

(d)                                The Security Trustee may act or rely on the opinion, certificate or advice of, or information obtained from, any agent, delegate or adviser appointed by it. The Security Trustee is not responsible for any loss occasioned by doing so if the Security Trustee has acted in good faith and has not been guilty of fraud, wilful default or negligence in so acting.

(e)                                 Despite an appointment under clause 6.6(b), but subject to clause 6.14(a)(2), the Security Trustee remains liable for any act or omission of any appointee as if such act or omission was of the Security Trustee.

6.7                               Events of Default

(a)                                 The Security Trustee is not to be regarded as having knowledge of the occurrence of any Default unless the Security Trustee:

(1)                                 has received notice (Default Notice) from a Transaction Party or Beneficiary referring to this deed or the relevant Transaction Document and stating that a Default has occurred and describing the event and stating that the notice is a “Default Notice”; or

(2)                                 is actually aware that a Default has occurred.

(b)                                If the Security Trustee receives a Default Notice or becomes actually aware that a Default has occurred, the Security Trustee must promptly notify all Beneficiaries of the occurrence.

(c)                                 If the Security Trustee receives a Default Notice, the Security Trustee may consider the Default to be continuing until it has received a further notice from the party giving the original notice stating that the Default is no longer continuing. The Security Trustee may rely on the second notice for all purposes under this deed and the Transaction Documents.

6.8                               No monitoring

The Security Trustee is not required to:

(a)                                 keep itself informed as to the performance or observance by any Transaction Party of its obligations under any Transaction Document or any other document or agreement to which any one or more of them is a party; or

(b)                                inspect the properties or books of any Transaction Party or to assess or keep under review the business, operations, financial condition, creditworthiness or status of the affairs of any Transaction Party.

6.9                               Information

(a)                                 Except for any notices, reports, accounts or other documents or information which the Security Trustee is required to provide under any Transaction Document, the Security Trustee has no duty or responsibility, but is authorised in its absolute discretion, to provide any Beneficiary with any credit or other information concerning the assets, liabilities, financial condition or business of any Transaction Party or any of its respective Subsidiaries or Related Body Corporate, which may come into the possession of the Security Trustee.

(b)                                The Security Trustee is not obliged to review or check the accuracy or completeness of any report, notice or other document it forwards to any Beneficiary or other person.

(c)                                 Nothing in any Transaction Document obliges the Security Trustee to disclose any information relating to any Transaction Party if the disclosure would in the reasonable opinion of the Security Trustee constitute a breach of any law or duty of secrecy or confidence.

6.10                        Security Trustee to have same rights as Beneficiaries

The Security Trustee, in its capacity as a Beneficiary (if it is or becomes one) has the same rights, powers and discretions under this deed as any other Beneficiary and may exercise the same as if it were not acting as the Security Trustee.

6.11                        Security Trustee may contract

The Security Trustee may, despite any rule of law or equity to the contrary, enter into any contract or arrangement and transact any kind of business with any Beneficiary or Transaction Party and is not liable to account for any fee, remuneration or profit received or accruing in connection with that contract, arrangement or transaction.

6.12                        Exercise of Powers

The Security Trustee or any shareholder, director, Officer or employee of the Security Trustee may be interested as a director, Officer, employee, shareholder, manager or professional advisor or may otherwise stand in a fiduciary position in relation to any party to this deed or any other person and that interest or fiduciary position does not preclude the Security Trustee from exercising any Power (including where an exercise of that Power may benefit that party or person).

6.13                        Application to court for direction

The Security Trustee may apply to a court for directions in relation to any question relating to its duties under this deed or to its Powers.

6.14                        Security Trustee not liable

(a)                                 The Security Trustee is not, and its directors, Officers, employees, agents, successors or attorneys are not, liable to any party for:

(1)                                 any loss or damage occurring as a result of it exercising, failing to exercise or purporting to exercise any Power under this deed or in relation to a Transaction Document;

(2)                                 any act of any agent, delegate, Officer or employee of the Security Trustee;

(3)                                 any other matter or thing done, or not done, by it in relation to this deed or a Transaction Document;

(4)                                 any absence of, or defect in, title or any inability to exercise any of its Powers under a Security;

(5)                                 any failure by a Transaction Party to perform its obligations under a Transaction Document;

(6)                                 the financial condition or solvency of a Transaction Party;

(7)                                 any statement, representation or warranty of a Transaction Party being incorrect or misleading in any respect;

(8)                                 acting in accordance with the instructions of one or more of the Beneficiaries or all of the Beneficiaries (as applicable) in accordance with this deed or for refraining from acting in accordance with the instructions of one or more of the Beneficiaries or all of the Beneficiaries (as applicable) in accordance with this deed, or where there are no instructions which are required by this deed for the Security Trustee to act or refrain from acting;

(9)                                 acting on any written communication, notice or other document containing a direction or instructions purporting to have been given by one or more of the Beneficiaries, the Majority Beneficiaries or all of the Beneficiaries which the Security Trustee believes to be genuine and correct and to have been signed by, or sent by or on behalf of, the proper person;

(10)                           acting on any written communication, notice or other document containing a direction or instructions purporting to have been given by one or more of the Beneficiaries, the Majority Beneficiaries or all of the Beneficiaries passed at a meeting of the Beneficiaries at which minutes were made and signed, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any other reason the resolution was not valid or binding on any of the Beneficiaries whom it purported to bind, or on the Security Trustee; or

(11)                           the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Security, Transaction Document or any other certificate or document given under any of them, to the extent that the Security Trustee and its agents, delegates, Officers and employees have acted reasonably in all the circumstances and have not been guilty of fraud, wilful default or negligence.

(b)                                Nothing in this clause 6.14 exempts the Security Trustee from liability to a Beneficiary if it fails to follow the lawful directions of one or more of the Beneficiaries, the Majority Beneficiaries, or all of the Beneficiaries given in accordance with this deed (as applicable) or fails to obtain the required consent of one or more of the Beneficiaries, the Majority Beneficiaries, or all of the Beneficiaries in any circumstance where the direction is lawfully given or the consent is required under this deed.

(c)                                 Failure by the Security Trustee to act due to lack of instructions or lack of proper instructions from one or more of the Beneficiaries, the Majority Beneficiaries, or all of the Beneficiaries required to be given under this deed ( as applicable) does not amount to fraud, wilful default or negligence of the Security Trustee.

(d)                                The Security Trustee is not bound by any waiver, amendment, supplement or modification of any Transaction Document unless it gives its prior written consent as Security Trustee under the Transaction Document.

(e)                                 The Security Trustee is not liable to any Transaction Party because a Beneficiary fails to perform its obligations under a Transaction Document.

6.15                        Indemnity

(a)                                 Subject to clause 6.15(c) and:

(1)                                 without prejudice to any right of indemnity given to it by law or equity; and

(2)                                 in addition to, and without prejudice to, any other indemnity in any other Transaction Document,

the Security Trustee is entitled to be indemnified out of any money from time to time received by the Security Trustee under the Securities or otherwise forming part of the Trust Fund in respect of:

(3)                                 all liabilities and expenses (including any money paid or to be paid for the employment or appointment of any agent) incurred by any of them in the exercise or purported exercise of the Powers under this deed or in relation to the other Transaction Documents; and

(4)                                 all actions, proceedings, costs, claims and demands arising in relation to this deed or any other Transaction Document,

and the Security Trustee may from time to time retain and pay out of any money recovered from the Securities or otherwise forming part of the Trust Fund an amount to satisfy that indemnity.

(b)                                The Security Trustee is not obliged to do or refrain from doing anything under this deed, other than calling a meeting of the Beneficiaries or providing notices unless it is able to satisfy its rights of indemnity under clause 6.15(a)(1) or is otherwise indemnified to its satisfaction.

(c)                                 The indemnity in clause 6.15(a)(1) does not apply:

(1)                                 where the Security Trustee or any of its Officers, agents, delegates, or employees is guilty of fraud, wilful default or negligence; or

(2)                                 to the extent that any Beneficiary (as beneficiary under this deed) may have a claim against the Security Trustee in accordance with any Transaction Document.

6.16                        Protection of third parties

No person dealing with the Security Trustee is bound to enquire whether the Security Trustee:

(a)                                 has been properly appointed under this deed; or

(b)                                has the requisite Power under this deed or another Transaction Document,

and any person dealing with the Security Trustee may assume that anything purported to be done by the Security Trustee under this deed or another Transaction Document has been duly authorised by this deed and the Beneficiaries.

6.17                        Exclusions of law where permitted

All liabilities and responsibilities which may from time to time be imposed on the Security Trustee at law or in equity are, to the extent permitted at law or in equity, and, except to the extent provided to the contrary in this deed, expressly negatived and waived by the other parties.

6.18                        Independent decisions by Beneficiaries

(a)                                 Each Beneficiary acknowledges that it has, independently and without reliance on the Security Trustee or any other Beneficiary, and based on the documents and information it has considered appropriate, made its own investigation into the affairs and financial condition of each Transaction Party and the value, validity, effectiveness, genuineness and enforceability of each Transaction Document.

(b)                                Each Beneficiary must independently and without reliance on the Security Trustee or any other Beneficiary, and based on the documents and information it considers appropriate, continue to make its own analysis and decisions in relation to its rights and obligations under any document or agreement to which it and any other Beneficiary or any other Transaction Party is a party.

(c)                                 The Security Trustee is not liable if a Beneficiary fails to do anything referred to in clause 6.18(a) or 6.18(b) or if a Beneficiary suffers loss or damage as a result of doing anything referred to in clause 6.18(a) or 6.18(b).

6.19                        Variation

The provisions of this clause 6, other than clauses 6.14 and 6.15, may be amended from time to time by written agreement between the Security Trustee and the Beneficiaries without the approval of the Security Providers and so long as the amendment does not increase the liability of any other party or derogate from the rights of any other party.

6.20                        Additional matters

(a)                                 The rights and obligations of the Security Trustee under this deed are in addition to, and without prejudice to, its rights and obligations under the other Transaction Documents.

(b)                                If there is any inconsistency between the rights and obligations of the Security Trustee under this deed and the rights and obligations of the Security Trustee under any other Transaction Document, those under this deed prevail to the extent of the inconsistency.

7                                        Termination of Security Trustee’s appointment

7.1                               Termination of appointment

(a)                                 The Security Trustee may resign at any time by giving at least 90 Business Days notice to each Beneficiary and the Security Providers, or their representative to that effect.

(b)                                The Security Trustee may be removed at any time by the Majority Beneficiaries giving to the Security Trustee at least 90 Business Days notice to that effect.

(c)                                 If the Majority Beneficiaries give a notice under clause 7.1(b), they must, as soon as reasonably practicable after giving the notice, provide a copy of the notice to all other Beneficiaries.

(d)                                On the termination of the Security Trustee’s appointment, whether by resignation, removal or otherwise, the Security Trustee is released from any further obligations as Security Trustee under this deed and the other Transaction Documents from the time of that termination, but the release does not prejudice any liability in respect of any default arising before the termination of appointment.

7.2                               Assurances

Despite clause 7.1 and the terms of any Transaction Document, no resignation, removal or release of the Security Trustee takes effect unless:

(a)                                 a successor Security Trustee has been appointed in accordance with clause 7.3;

(b)                                the successor Security Trustee undertakes to act as Security Trustee and be bound in that capacity by the terms of this deed and each Security to which the Security Trustee is a party; and

(c)                                 the successor Security Trustee obtains title to each Security and the Trust Fund in its capacity as Security Trustee.

7.3                               Appointment of successor Security Trustee

(a)                                 If the appointment of the Security Trustee is terminated, by resignation, removal or otherwise, the Majority Beneficiaries may appoint a successor Security Trustee.

(b)                                If no successor Security Trustee is appointed by the Majority Beneficiaries, or accepts the appointment, within 20 Business Days after:

(1)                                 notice of resignation or removal is given in accordance with clause 7.1; or

(2)                                 the Security Trustee’s appointment is otherwise terminated,

the terminated Security Trustee may, on behalf of each Beneficiary, appoint a successor Security Trustee on the same terms as the terminated Security Trustee.

(c)                                 Each Beneficiary and each Security Provider is bound by the terms of any appointment made under clause 7.3(b).

(d)                                The Security Trustee, each Beneficiary and each Transaction Party must do all things necessary, including executing any deeds of appointment or vesting, to ensure that the appointment of any successor Security Trustee is properly and promptly effected.

(e)                                 When a successor Security Trustee is appointed, the new Security Trustee and each other party to the Transaction Documents has the same rights and obligations among themselves as they would have had if the new Security Trustee had been an original party to the Transaction Documents (other than in relation to any accrued rights against the terminated Security Trustee for default under the Transaction Documents).

(f)                                   Each Beneficiary and each other party to this deed (other than the Security Trustee), for consideration received, appoints the Security Trustee and each Officer for the time being and from time to time of the Security Trustee severally its attorney, in its name and on its behalf, to do all things and execute, sign seal and deliver (conditionally or unconditionally in the attorney’s discretion) all documents, deeds and instruments necessary or desirable for the appointment of a successor Security Trustee under clause 7.3(b) and to vest in that successor Security Trustee all of the Trust Fund or any part of it.

(g)                                The power in clause 7.3(f) may be delegated or a sub-power may be given, and any delegate or sub-attorney may be removed by the attorney appointing it.

8                                        Changes to Beneficiaries and Security Providers

8.1                               Transfers by Beneficiaries

A Beneficiary may assign any of its rights or novate any of its rights and obligations under any of the Transaction Documents to any person and in any manner permitted under and in accordance with the Transaction Documents.

8.2                               Transfer by a Security Provider

A Security Provider may assign any of its rights or novate any of its rights and obligations under any of the Transaction Documents to any person and in any manner permitted under and in accordance with the Transaction Documents.

9                                        Savings provisions

9.1                               Continuing indemnities

(a)                                 Each indemnity contained in this deed and each other Transaction Document is a continuing obligation despite:

(1)                                 any settlement of account; or

(2)                                 the occurrence of any other thing,

and remains in full force and effect until:

(3)                                 all money owing, contingently or otherwise, under any Transaction Document has been paid in full; and

(4)                                 each Transaction Document has been finally discharged.

(b)                                Each indemnity in this deed and each other Transaction Document is an additional, separate and independent obligation and no one indemnity limits the general application of any other indemnity.

9.2                               Non-avoidance

The provisions of this deed are not affected by anything which, but for this provision, might have that effect, including:

(a)                                 the respective times and dates on which, or the order in which, any of the Transaction Documents were executed, delivered or registered;

(b)                                the respective times and dates on which, or the order in which, the debts and monetary liabilities comprising all or any part of any of the Secured Moneys are incurred or become due;

(c)                                 anything contained in any of the Transaction Documents;

(d)                                the enforcement or attempted enforcement of, or the exercise or attempted exercise of any other Power under, any of the Transaction Documents;

(e)                                 the repayment from time to time of all or any part of any of the Secured Moneys;

(f)                                   the fluctuation (including the reduction and subsequent increase) from time to time of all or any part of any of the Secured Moneys;

(g)                                a Beneficiary being or not being from time to time obliged to:

(1)                                 perform its obligations under any Transaction Document at the request, or for the benefit, of any Transaction Party; or

(2)                                 do anything which may cause money to become due by any Transaction Party to that Beneficiary;

(h)                                that all or any part of the Secured Moneys are contingent or prospective;

(i)                                    the appointment of a liquidator, Controller or other similar officer to a Transaction Party or to all or any part of the assets of a Transaction Party;

(j)                                    the liquidation of a Transaction Party;

(k)                                 a person becoming or ceasing to be a Beneficiary or a Transaction Party; or

(l)                                    any provision of any statute or any rule of law or equity to the contrary.

9.3                               Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly lessens, stays, postpones, prevents or otherwise prejudicially affects the exercise of any Power, is negatived and excluded from this deed, and all relief and protection conferred on a Transaction Party by or under that legislation is also negatived and excluded.

10                                 Meetings of Beneficiaries

10.1                        Meetings

The Security Trustee may convene a meeting of Beneficiaries at any time.

10.2                        Meeting on application

The Security Trustee must convene a meeting of Beneficiaries if Beneficiaries having alone, or together, a Share (determined as if the date of application was the Determination Date) of not less than 30% of the Shares of all Beneficiaries apply in writing.

10.3                        Notice of meeting

(a)                                 If the purpose of a meeting is to determine the instructions of the Beneficiaries to be given to the Security Trustee, the person or persons calling the meeting must notify all Beneficiaries of the meeting at least 21 days (exclusive of the day on which the notice is given and of the day on which the meeting is held) (or any shorter period the Beneficiaries may agree on) in advance under clause 10.3(c).

(b)                                The Security Trustee must give notice of each meeting of all Beneficiaries to each Beneficiary.

(c)                                 A notice to Beneficiaries must set out:

(1)                                 the place, day and time of the meeting;

(2)                                 the general nature of the business to be transacted;

(3)                                 the terms of any resolution to be proposed;

(4)                                 a summary of any information in the possession of the Security Trustee which the Security Trustee reasonably determines may influence the Beneficiaries’ vote;

(5)                                 a statement to the effect that proxies may be appointed more than 24 hours before the time fixed for the meeting but not after that time; and

(6)                                 any other information the person preparing the notice reasonably considers appropriate.

(d)                                In giving notice of a meeting to Beneficiaries, the Security Trustee complies with its obligations if it sends the notice to the address of each relevant Beneficiary specified under clause 12.4 or if it does not have an address for all relevant Beneficiaries, by sending the notice to the addresses it has and by advertising the notice in a newspaper published throughout Australia or in 2 or more newspapers whose publication together has national coverage throughout Australia.

(e)                                 If:

(1)                                 the Security Trustee accidentally omits to give notice under clauses 10.3(a) or 10.3(b) or fails to give notice in the form required by clause 10.3(c) and 10.3(d); or

(2)                                 a relevant Beneficiary does not receive a notice,

the relevant meeting is still valid.

(f)                                   Even if a meeting is called by shorter notice than that specified in this clause 10.3, it will be considered to be duly called if it is so agreed to by the relevant Beneficiaries representing a quorum required for the resolutions to be passed at that meeting.

10.4                        Who may attend and address meeting

The following persons are entitled to attend and address a meeting, including an adjourned meeting, of all Beneficiaries:

(a)                                 the Security Trustee’s representative;

(b)                                the Security Trustee’s solicitor and advisers;

(c)                                 each Beneficiary or its representative or both; and

(d)                                each Beneficiary’s solicitor and advisers.

No person other than a Beneficiary has a right to vote.

10.5                        Quorum

(a)                                 No business (other than the election of a chairman, if necessary) may be transacted at a meeting of Beneficiaries unless there is a quorum.

(b)                                A quorum for any meeting of all Beneficiaries to pass a Special Decision is the Beneficiaries (whether in person, proxy, representative or attorney) having alone or together a Share of 75%.

(c)                                 If a quorum has not been reached within 30 minutes after the time appointed for the meeting, the meeting, if called on the requisition of relevant Beneficiaries must be dissolved or, if called to pass a Special Decision, must be adjourned to the same day, time and place in the following week.

10.6                        Chair

(a)                                 The Security Trustee’s nominee (who may be a Beneficiary or the Security Trustee) must preside as chair at a meeting of any Beneficiaries.

(b)                                If the Security Trustee’s nominee does not appear within 15 minutes after the time appointed for the meeting, the Beneficiaries present must elect one of their number to preside as chair.

10.7                        Voting and decisions

(a)                                 Any question submitted to a meeting of Beneficiaries must be decided in the first instance by a show of hands unless a poll is required under clause 10.7(b).

(b)                                A poll must be taken if any Transaction Document or the applicable law requires the question to be decided by a Special Decision or if demanded by the chair, the Security Trustee or a Beneficiary.

(c)                                 The chair does not have a casting vote in addition to any other vote which the chair may exercise.

(d)                                A resolution passed by the Majority Beneficiaries or all Beneficiaries (as the case may be) in accordance with this clause 10 on any matter constitutes the instructions of the Majority Beneficiaries or all Beneficiaries (as the case may be) under any Transaction Document in relation to that matter and is binding on all the Beneficiaries.

(e)                                 A resolution, decision or instruction:

(1)                                 expressly required in this deed to be given by all Beneficiaries must be made by all of the Beneficiaries;

(2)                                 otherwise to be made by the Beneficiaries must be made by the Majority Beneficiaries; or

(3)                                 to replace or remove the Security Trustee must be made by Special Decision.

10.8                        Votes

(a)                                 On a show of hands, each Beneficiary present at a meeting:

(1)                                 in person; or

(2)                                 by proxy, representative or attorney,

has one vote.

(b)                                On a poll, each Beneficiary present at a meeting:

(1)                                 in person; or

(2)                                 by proxy, representative or attorney;

has one vote for each dollar of the Amount Owing of it at that time.

(c)                                 In determining whether or not a resolution constitutes a resolution of the Majority Beneficiaries, the votes in clauses 10.8(a) and 10.8(b) must be weighted by the chair accordingly.

(d)                                If Amounts Owing by Beneficiaries is held jointly, the most senior Beneficiary’s vote either in person or by proxy, representative or attorney will be accepted to the exclusion of the other joint Beneficiaries.

(e)                                 The most senior Beneficiary is the person nominated in writing to the Security Trustee by all joint Beneficiaries in respect of that Amount Owing or failing such nomination the person selected by the Security Trustee in its absolute discretion.

10.9                        Objection to voter’s qualification

(a)                                 An objection may be raised to the qualification of a voter only at the meeting where the vote objected to is to be exercised.

(b)                                An objection must be referred to the chair whose decision is final.

(c)                                 The chair may consult with any representative of a Beneficiary or the Security Trustee present at the meeting.

(d)                                A vote allowed at a meeting is valid for all purposes.

10.10                 Proxies and other powers

(a)                                 Any person including a Beneficiary may act as a proxy.

(b)                                A proxy has the same right to be heard as a Beneficiary.

(c)                                 A vote given in accordance with the terms of a proxy form is valid despite the previous revocation or amendment, unless notice in writing of the revocation or amendment is deposited with the Security Trustee at least 24 hours before the time appointed for the meeting or adjourned meeting at which the proxy proposes to vote.

(d)                                A notarially certified copy of each proxy form and satisfactory proof of due execution, if applicable, must be produced at a meeting or adjourned meeting if required by the Security Trustee, who is not obliged to investigate or be concerned with the validity or authority of a proxy.

10.11                 Proxy and other instruments

(a)                                 If the appointer of a proxy is an individual, the instrument of appointment must be in writing and signed by the appointer or the appointer’s attorney authorised in writing.

(b)                                If the appointer of a proxy is a corporation, the instrument of appointment must be:

(1)                                 under its common seal (if it has one); or

(2)                                 under the hand of an Officer or attorney who has been authorised by the corporation.

(c)                                 An instrument appointing a proxy must be in the following form or in any other common or usual form:

“I [                   ] of [                   ] being a Beneficiary under the Security Trust Deed constituting the [insert name of trust] Trust appoint [                   ] of [                   ] as my proxy to vote at the meeting of Beneficiaries to be held on [    ] and at any adjournment of that meeting.

Signed at [                   ] by me on [                   ].

This form is to be used *in favour/against the resolution. (*Strike out whichever is not desired.) Unless otherwise directed the proxy may vote as he or she thinks fit.”.

10.12                 Adjournments

The chair may adjourn a meeting with the consent of the Majority/all Beneficiaries or if a quorum is required under a Transaction Document but not present.

10.13                 Declaration by chair of voting

At a meeting of Beneficiaries a declaration by the chair or Security Trustee (as applicable) that a resolution has been carried or lost by a particular majority is conclusive evidence of that fact.

10.14                 Manner of poll

(a)                                 If at a meeting a poll is demanded or required in accordance with clause 10.7(b), that poll must be conducted as directed by the chair at the meeting.

(b)                                A demand for a poll may be withdrawn at any time.

(c)                                 The demand for a poll does not discontinue the meeting except to decide the question for which the poll is demanded.

(d)                                The result of the poll is regarded as the relevant resolution of the meeting.

10.15                 Poll on election of chair or question of adjournment

A poll demanded at a meeting of Beneficiaries on the election of the chair or on a question of adjournment must be taken at the meeting without adjournment.

10.16                 Minutes

(a)                                 The chair or Security Trustee (as applicable) must ensure that minutes of proceedings at every meeting of Beneficiaries are taken and entered in a minute book provided by the Security Trustee.

(b)                                The signature by the chair of minutes of a meeting is conclusive evidence of the matters stated in the minutes.

10.17                 Passing of resolutions by instrument in writing

(a)                                 Despite the preceding provisions of this clause 10, a resolution, decision or instruction of Beneficiaries may be passed or made, without any meeting or previous notice being required or even if a meeting has been called, by an instrument or instruments in writing signed by one or more Beneficiaries having alone or together the relevant number of votes to pass the relevant resolution or make the relevant decision or give the relevant instruction.

(b)                                Any such instruments are effective on presentation to the Security Trustee for entry in the records referred to in clause 10.16.

(c)                                 Any such resolution, decision or instruction is binding on all Beneficiaries.

11                                 Amendments to this deed

11.1                        Amendment by the Security Trustee

The Security Trustee and the Company may by way of supplemental deed alter, add to or modify this deed (including this clause 11) so long as such alteration, addition or modification is:

(a)                                 to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

(b)                                in the opinion of the Security Trustee necessary to comply with the provisions of any statute or regulation or with the requirements of any Government Agency;

(c)                                 in the opinion of the Security Trustee appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any Government Agency (including, without limitation, an alteration, addition or modification which is, in the opinion of the Security Trustee, necessary, appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement in any case which has or may have the effect of altering the manner or basis of taxation);

(d)                                in the opinion of the Security Trustee neither prejudicial nor likely to be prejudicial to the interests of the Beneficiaries as a whole; or

(e)                                 such that it does not adversely affect the rating by each Designated Rating Agency of any Notes then on issue by the Company.

11.2                        Amendment with consent

Subject to clause 11.1, where in the opinion of the Security Trustee a proposed alteration, addition or modification to this deed is prejudicial or likely to be prejudicial to the interests of Beneficiaries as a whole, the Security Trustee and the Company may make such alteration, addition or modification if sanctioned by an Extraordinary Decision of the Beneficiaries.

11.3                        Distribution of amendments

The Company shall distribute to all Beneficiaries and each Designated Rating Agency a copy of any amendment made pursuant to clause 11.1 or clause 11.2 as soon as reasonably practicable after the amendment has been made.

12                                 General

12.1                        Performance by Security Trustee of obligations

If a Transaction Party defaults in fully and punctually performing any obligation contained or implied in any Transaction Document, the Security Trustee may, without prejudice to any Power, do all things necessary or desirable, in the Security Trustee’s opinion, to make good or attempt to make good that default to the Security Trustee’s satisfaction.

12.2                        Transaction Party to bear cost

Except as otherwise expressly provided in a Transaction Document, any thing which must be done by a Transaction Party under any Transaction Document, whether or not at the request of the Security Trustee, is to be done at the cost of the Transaction Party.

12.3                        GST

If a party is entitled under this deed to be reimbursed or indemnified by another party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment must not include any GST component of the cost or expense for which an input tax credit may be claimed by the party entitled to be reimbursed or indemnified, or by its representative member.

12.4                        Notices

Any notice or other communication including any request, demand, consent or approval, to or by a party to any Transaction Document:

(a)                                 must be in legible writing and in English addressed as shown below:

(1)                                 if to the Company:

Address:                                              Level 6, 10 Dorcas Street, South Melbourne, Victoria

Attention:                                      Company Secretary

Facsimile:                                         +61 3 9698 2295

(2)                                 if to the Security Trustee:

Address:                                              Securitisation CAA 05 B1, 3 rue d’Antin, 75 078 Paris Cedex 02, France

Attention:                                      Iyadh Laalai

Facsimile:                                         +33 1 42 98 69 19;

(3)                                 if to a Beneficiary, to the address set out in the relevant Transaction Document;

(4)                                 if to a Security Provider, to the address set out in the relevant Transaction Document;

or as specified to the sender by any party by notice;

(b)                                must be signed by an Officer of the sender;

(c)                                 is regarded as being given by the sender and received by the addressee:

(1)                                 if by delivery in person, when delivered to the addressee;

(2)                                 if by post, on delivery to the addressee; or

(3)                                 if by facsimile transmission, whether or not legibly received, when received by the addressee,

but if the delivery or receipt is on a day which is not a Business Day or is after 4pm (addressee’s time) it is regarded as received at 9am on the following Business Day; and

(d)                                can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 12.4(c) and informs the sender that it is not legible.

12.5                        Governing law and jurisdiction

(a)                                 This deed is governed by the laws of New South Wales.

(b)                                The parties irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(c)                                 Each Security Provider irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)                                Each Security Provider irrevocably waives any immunity in respect of its obligations under this deed that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

12.6                        Prohibition and enforceability

(a)                                 Any provision of, or the application of any provision of, any Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

12.7                        Waivers

(a)                                 Waiver of any right arising from a breach of this deed or of any Power arising on default under this deed or on the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)                                A failure or delay in exercise, or partial exercise, of:

(1)                                 a right arising from a breach of this deed or the occurrence of an Event of Default; or

(2)                                 a Power created or arising on default under this deed or on the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)                                 A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this deed or on a default under this deed or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)                                A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)                                 This clause may not itself be waived except by writing.

12.8                        Variation

Subject to clause 6.19 and clause 11, a variation of any term of this deed must be in writing and signed by the parties.

12.9                        Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Security Trustee, Receiver or Attorney.

12.10                 Consents of Security Trustee

Despite the terms of any other Transaction Document, to be binding or effective a consent or approval given by the Security Trustee must be in writing signed by a director, secretary or Officer of the Security Trustee.

12.11                 Limited recourse of Security Provider

To the extent that either:

(a)                                 the liability of the Security Provider is limited under the terms of a Security or other Transaction Document to which it is a party; or

(b)                                the rights of recourse or other rights, powers and remedies of the Security Trustee or the Beneficiaries or both are limited under a Security or other Transaction Document to which the Security Provider is a party, then the liability of that Security Provider or the rights of recourse and other rights, powers and remedies of the Security Trustee or the Beneficiaries or both in respect of the Security Provider are limited to the same extent as if the applicable provisions were set out in this deed in full.

12.12                 Counterparts

This deed may be executed in any number of counterparts. All counterparts together and taken to form one and the same instrument.

12.13                 Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

12.14                 Appointment of agent for service of process

The Security Trustee hereby appoints BNP Paribas, Sydney Branch of 60 Castlereagh Street, Sydney, New South Wales, Australia to receive service of process on its behalf as its authorised agent for service of process in Australia. If for any reason such agent shall cease to be such agent for service of process, the Security Trustee shall forthwith appoint a new agent for service of process in Australia and deliver to the Company a copy of the new agent’s acceptance of appointment within 30 days. Nothing in this deed shall affect the right to serve process in any other manner permitted by law.

Executed as a deed:

COMPANY:

Signed sealed and delivered for
HA Funding Pty Limited
by its attorney in
the presence of:

/s/ David Barton	/s/ Ralph Ayling
Witness	Attorney

David Barton	Ralph Ayling
Name (please print)	Name (please print)

SECURITY TRUSTEE:

Signed sealed and delivered for
BNP Paribas
by its attorney in the presence of:

/s/ Tessa Hoser	/s/ Wendy Gwyn
Witness	Attorney

Tessa Hoser	Wendy Gwyn
Name (please print)	Name (please print)